Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 31, 2020, in the Registration Statement (Form F-4) and related Proxy Statement/Prospectus of BioNTech SE dated March 31, 2020 for the registration of its ordinary shares.

/s/Titus Zwirner	/s/Andreas Weigel
Wirtschaftsprüfer	Wirtschaftsprüfer
(German Public Auditor)	(German Public Auditor)

Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft

Cologne, Germany

March 31, 2020